EXHIBIT 5.1

GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP
1900 Avenue of the Stars, Suite 2100
Los Angeles, CA 90067

August 17, 2005

Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056

Re: Allis-Chalmers Corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Allis-Chalmers Corporation, a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and offering by the Company of up to 1,774,445 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and a proposed offering by the selling stockholders named in the prospectus (the “Selling Stockholders”) of 4,162,968 shares of Common Stock. The shares of Common Stock to be sold by Selling Stockholders consist of: (i) 3,514,468 shares of Common Stock acquired from the Company, and (ii) 648,500 shares of Common Stock that are issuable to upon the conversion of outstanding options and warrants acquired from the Company (the “Conversion Shares”).

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, as amended to date; (c) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the shares of Common Stock covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The shares of Common Stock covered by the Registration Statement to be offered and sold by the Selling Stockholders are, or, in the case of the Conversion Shares, upon issuance and sale in conformity with the applicable option and warrant agreements will be, validly issued, fully paid and non-assessable.

3. The shares of Common Stock covered by the Registration Statement to be offered and sold by the Company, when the price and the other terms of sale thereof have been determined by action of the Company’s Board of Directors in the manner contemplated by and as authorized by the Company’s Board of Directors, and when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/S/ GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP

GREENBERG GLUSKER FIELDS CLAMAN MACHTINGER & KINSELLA LLP